UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): June 30, 2006 (June 30, 2006)

Analysts International Corporation
(Exact name of registrant as specified in its charter)

Minnesota	0-4090	41-0905408
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

3601 West 76th Street, Minneapolis, Minnesota	55435-3000
(Address for principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (952) 835-5900

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-14(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Amendment to Material Definitive Agreement

On June 30, 2006, the Compensation Committee of the board of directors of Analysts International Corporation (the “Company”), amended the October 21, 2004 restricted stock agreement of Michael J. LaVelle, Chairman of the Board and former Chief Executive Officer. As previously disclosed, Mr. LaVelle has remained employed as a consultant to the Company since his retirement from the CEO position in December 2005 with a termination date of June 30, 2006.

The October 21, 2004 award granted Mr. LaVelle one hundred thousand (100,000) shares of the Company’s common stock (the “Shares”) which, by terms of the restricted stock agreement (the “Agreement”), were to vest in one-third increments on each of the first three anniversaries after the grant date. The amendment to the Agreement will provide for the Shares to continue to vest as set forth in the Agreement after termination of Mr. LaVelle’s employment but will be contingent upon continued service on the Company’s board of directors. Additionally, the Shares will lapse if Mr. LaVelle voluntarily resigns or retires from the board but will not lapse in the event of termination without cause, a Change in Control or Mr. LaVelle failing to be re-elected to the board by the Company’s shareholders.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	June 30, 2006	ANALYSTS INTERNATIONAL CORPORATION

___________________________________
Colleen M. Davenport
Secretary and General Counsel